Exhibit 3.4

CERTIFICATE OF FORMATION

OF

paloma natural gas holdings, LLC

This Certificate of Formation, dated December 23, 2021, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1.	Name. The name of the Company is:

Paloma Natural Gas Holdings, LLC

2.	Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

Capitol Services, Inc.

108 Lakeland Ave.

Dover, Delaware 19901.

The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

Capitol Services, Inc.

108 Lakeland Ave.

Dover, Delaware 19901.

3.	This Certificate of Formation will be effective at 11:59 p.m. New York City time on December 23, 2021.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the date first written above.

SOLE MEMBER:

PALOMA PARTNERS VI HOLDINGS, LLC

By:	/s/ Christopher N. O’Sullivan
Name:	Christopher N. O’Sullivan
Title:	President

Signature Page to

Certificate of Formation of

Paloma Natural Gas Holdings, LLC